UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2007
TD Banknorth Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51179	01-0437984

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

P.O. Box 9540, Two Portland Square, Portland, Maine	04112-9540

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (207) 761-8500
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Not applicable.
     (e) On January 23, 2007, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of TD Banknorth Inc. (“TD Banknorth”) approved each of the following documents:
•	amended and restated supplemental retirement agreements with each of William J. Ryan, Chairman and Chief Executive Officer, Peter J. Verrill, Vice Chairman and Chief Operating Officer, and John W. Fridlington, Senior Executive Vice President and Chief Lending Officer;

•	an amended and restated supplemental retirement plan (the “SERP”);

•	an amended and restated agreement relating to the performance-based restricted stock unit awards granted in May 2005; and

•	an amended and restated agreement relating to the performance-based restricted stock unit awards granted in January 2006.
     The SERP and the individual supplemental retirement agreements were amended and restated in order to take advantage of the transitional relief granted by the Internal Revenue Service in Notice 2006-79 with respect to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notice 2006-79 extended the transitional relief with respect to payment and deferral elections until December 31, 2007.
     Amendments to Restricted Stock Units
     The amendments to the performance-based restricted stock unit awards granted in 2005 and 2006 (the “RSUs”) were made in accordance with the Agreement and Plan of Merger dated as of November 19, 2006 among The Toronto-Dominion Bank, Bonn Merger Co. and TD Banknorth (the “Merger Agreement”). The Merger Agreement provides that for periods through December 31, 2006, the RSUs granted in 2005 and 2006 will be governed by TD Banknorth’s actual performance with respect to its operating earnings per share target, and that for periods subsequent to December 31, 2006, the performance measures will be changed to the relative total shareholder return measure used by The Toronto-Dominion Bank.

     The performance measures under the 2005 RSUs and the 2006 RSUs were for a three-year period ending December 31, 2007 and December 31, 2008, respectively. Because TD Banknorth’s operating earnings per share through December 31, 2006 was below the minimum threshold, none of the target units were earned as of December 31, 2006. Accordingly, the amendment to the 2005 RSUs reduced the original number of target units by two-thirds, and the amendment to the 2006 RSUs reduced the original number of target units by one-third.
     The remaining target units available under the amended RSUs will be earned based on performance criteria which compares the total shareholder return of The Toronto-Dominion Bank to a peer group. This new performance criteria will be for a one-year period under the amended 2005 RSUs and for a two-year period under the amended 2006 RSUs. The number of actual units will be determined by multiplying the remaining number of target units by a performance factor, with the performance factor being not less than 80% or greater than 120%.
     Except as set forth below, the number of final units earned, if any, will be paid out in cash based on the average of the closing sales prices of a share of TD Banknorth common stock on each of the 20 consecutive trading days on which such prices are so quoted immediately preceding December 31, 2007 for the 2005 RSUs and December 31, 2008 for the 2006 RSUs. If the transactions contemplated by the Merger Agreement are completed, the RSUs will be converted into restricted stock units with respect to the common shares of The Toronto-Dominion Bank upon completion of the merger using an exchange ratio based on the merger consideration of $32.33 per share of TD Banknorth common stock and the trading price of the common shares of The Toronto-Dominion Bank over a measurement period prior to completion of the merger. The actual amounts to be paid will depend upon the level of performance achieved and the average market value of the TD Banknorth common stock or, if the merger is completed, the common shares of The Toronto-Dominion Bank, for the 20 trading days preceding December 31, 2007 for the 2005 RSUs and December 31, 2008 for the 2006 RSUs.
     If the transactions contemplated by the Merger Agreement are not completed, then the amendments to the RSUs will be null and void, and the RSUs will be governed by their original terms.
     Discretionary Bonuses for 2007
     On January 23, 2007, the Committee approved for budgeting purposes an informal discretionary bonus plan for 2007. Because of the pending acquisition by The Toronto-Dominion Bank of the remaining outstanding shares of TD Banknorth common stock not held by it, the Committee did not believe that it was appropriate to continue using an operating earnings per share target for annual bonuses in 2007 as it has in the past. Bonuses for 2007 services will be determined in the sole discretion of the Committee at a subsequent date. It is anticipated that the distribution of discretionary bonuses would be based on a variety of factors, including revenue and expense goals for TD Banknorth in 2007 and individual performance.

     The Committee established target bonuses to be paid to TD Banknorth’s named executive officers, subject to the Committee’s discretion, as follows:
•	for each of Mr. Ryan, Mr. Verrill and Mr. Bharat Masrani, President, 100% of the mid-point salary for their grade levels; and

•	for each of Wendy Suehrstedt and each other executive officer, 70% of the mid-point salary for their grade levels.
     The actual bonuses payable for 2007 to TD Banknorth’s executive officers will range from 0% to a maximum of 200% of the salary grade mid-point for Messrs. Ryan, Verrill and Masrani and 140% of the salary grade mid-point for Ms. Suehrstedt and each other executive officer.
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) The following exhibits are included with this Report:

Exhibit No.	Description
10.1	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and William J. Ryan dated as of January 23, 2007

10.2	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and Peter J. Verrill dated as of January 23, 2007

10.3	Amended and Restated Supplemental Retirement Agreement between TD Banknorth and John W. Fridlington dated as of January 23, 2007

10.4	Amended and Restated Supplemental Retirement Plan effective January 23, 2007 (which covers executive officers other than Messrs. Ryan, Verrill and Fridlington)

10.5	Form of Amended and Restated to Performance-Based Restricted Stock Units Award Agreement — Cash Settlement granted in May 2005

10.6	Form of Amended and Restated to Performance-Based Restricted Stock Unit Award Agreement — Cash Settlement granted in January 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TD BANKNORTH INC.
By:	/s/ Peter J. Verrill
	Name:	Peter J. Verrill
	Title:	Vice Chairman and Chief Operating Officer

Date: January 25, 2007

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